Exhibit 4.381

/Coat of Arms of the Russian Federation/

FEDERAL SERVICE FOR SUPERVISION IN THE SPHERE OF COMMUNICATIONS,

INFORMATION TECHNOLOGY AND MASS MEDIA

LICENSE

No. 158897 dated February 27, 2018

For Rendering

data transfer communication services for purposes
of voice messages transmission

This license is granted to

Public Joint-Stock Company

Mobile TeleSystems

Primary State Registration Number of a Legal Entity (Individual Entrepreneur)

(OGRN, OGRNIP)

1027700149124

Taxpayer Identification Number (INN)

7740000076

Location address (place of residence):

4 Marksistskaya Str., Moscow, 109147

The territory covered by telecommunications services is specified in the Appendix.

This license is granted for a term:

until February 27, 2023

This license is granted by decision of the licensing body — Order dated September 27, 2017 No. 589-рчс

Appendix being an integral part of this license is executed on 2 sheets

Deputy Head	/Signature/ O. A. Ivanov

Stamp here

Official seal:

MINISTRY OF TELECOM AND MASS COMMUNICATIONS OF THE RUSSIAN FEDERATION

FEDERAL SERVICE FOR SUPERVISION IN THE SPHERE OF TELECOM, INFORMATION TECHNOLOGIES AND MASS COMMUNICATIONS

PSRN 1087746736296

CN 096037

Appendix to license No. 158897**

License Requirements

1. Public Joint-Stock Company Mobile TeleSystems (licensee) shall observe the term of this license.

Abbreviated name:

MTS PJSC

OGRN [Primary State Registration Number] 1027700149124	INN [Tax Payer ID] 7740000076

Location address:

4 Marksistskaya Str., Moscow, 109147

2. The licensee shall commence provision of telecommunications services under this license on or before February 27, 2018.

3. The licensee shall provide telecommunications services under this license only within the territory of the Udmurt Republic.

4. Under this license the licensee shall provide a subscriber and/or user* with:

a) access to the licensee’s telecommunications network;

b) connections using the data communication network for voice transmission;

c) access to telecommunications services for voice transmission provided by other operators, whose data communication networks interoperate with the licensee’s telecommunications network.

5. The licensee shall provide telecommunications services in accordance with the rules of telecommunications services, as approved by the Government of the Russian Federation.

6. When providing telecommunications services, the licensee shall observe the telecommunications network connection and interoperability rules, as approved by the Government of the Russian Federation, in case of connection of the licensee’s data communication network to the public telecommunications network, connection to the licensee’s data communication network of other telecommunications networks, recording and transmission of traffic in the licensee’s data communication network, recording and transmission of traffic from (to) telecommunications networks of other operators.

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7. This license has been granted based on the results of consideration of the application for extension of the license No. 110729 dated April 01, 2013, other than by a bidding process (auction, competitive tender). No license requirements are established with respect to fulfillment by the licensee of its obligations assumed as a result of participation in a bidding process (auction, competitive tender) for the relevant license.

8. When providing telecommunications services under this license, the radio-frequency spectrum is not used.

9. The licensee shall have an appropriate telecommunications network management system meeting the regulatory requirements to telecommunications network management systems established by the federal executive authority responsible for telecommunications.

10. The licensee shall fulfill the requirements to telecommunications networks and facilities for performance of investigative activities, as established by the federal executive authority responsible for telecommunications upon agreement with the authorized state bodies engaged in investigative activities, and take measures to prevent disclosure of organizational and tactical methods of performance of these activities.

11. The licensee is not a universal service operator. No license requirements are established with respect to provision of universal services in accordance with agreements on provision of universal services concluded with the authorized executive authority.

12. The licensee shall provide information on the basis for accrual of the mandatory deductions (non-tax payments) to the universal service fund in the manner and in the form established by the federal executive authority responsible for telecommunications.

* In addition to the services provided for by this license, other services technologically closely related to data communication services for voice transmission, and intended for increase in their customer value may be provided, unless a separate license is required for this purpose.

** This license has been granted within renewal of the license No. 110729 dated April 01, 2013.

2

Total numbered, bound and sealed

3 (three) sheet(s).

Head of the Department for radio frequency assignment registers and licenses in the field of telecommunications

/Signature/ I. Yu. Zavidnaya

OCTOBER 06, 2017

Official seal:

MINISTRY OF TELECOM AND MASS COMMUNICATIONS OF THE RUSSIAN FEDERATION

FEDERAL SERVICE FOR SUPERVISION IN THE SPHERE OF TELECOM, INFORMATION TECHNOLOGIES AND MASS COMMUNICATIONS

PSRN 1087746736296

191561